UNITED STATES OF AMERICA

Before the

OFFICE OF THRIFT SUPERVISION

)
In the Matter of	)	Order No.: WN-09-
)
GUARANTY FINANCIAL GROUP INC.	)	Effective Date:
)
Austin, Texas	)
OTS Docket No. H-1072)
)

ORDER TO CEASE AND DESIST

WHEREAS, Guaranty Financial Group Inc., Austin, Texas, OTS Docket No. H-1072 (Holding Company), by and through its Board of Directors (Board), has executed a Stipulation and Consent to the Issuance of an Order to Cease and Desist (Stipulation); and

WHEREAS, the Holding Company,by executing the Stipulation, has consented and agreed to the issuance of this Order to Cease and Desist (Order) by the Office of Thrift Supervision (OTS) pursuant to 12 USC § 1818(b); and

WHEREAS, pursuant to delegated authority, the OTS Regional Director for the Western Region (Regional Director), is authorized to issue Orders to Cease and Desist where a holding company has consented to the issuance of an order.

NOW, THEREFORE, IT IS ORDERED that:
1.	Compliance with Law, Regulations and Safe and Sound Policies.

The Holding Company and its directors, officers, employees, and agents shall cease and desist from any action (alone or with another or others) for or toward causing, bringing about, participating in, counseling or the aiding and abetting of unsafe or unsound practices that resulted in inadequate earnings and capital at the Holding Company and its savings association subsidiary, Guaranty Bank, Austin, Texas (OTS Docket No. 8534) (Association).

2.	Capital.

a.        By April 30, 2009, the Holding Company shall submit to the Regional Director for review and written notice of non-objection a detailed capital plan to preserve and increase the capital of the Holding Company and its insured depository subsidiary, Guaranty Bank, Austin, Texas (Association) commensurate with the respective risk profiles of Holding Company and the Association to ensure that the Association meets and maintains, at a minimum, a core capital ratio equal to or greater than 8.00 percent and a total risk-based capital ratio equal to or greater than 11.00 percent. The Capital Plan shall incorporate capital strategies: (i) based on the receipt of funds from the Treasury Department’s Capital Purchase Program (CPP) or participation in any program implemented by the Department of Treasury or other Federal agencies under the Emergency Economic Stabilization Act of 2008, and its successors, or the Federal Deposit Insurance Corporation’s Temporary Liquidity Guarantee Program (collectively, Federal Program) and (ii) based on the lack of participation in the CPP or any Federal Program.

b.    The Board shall make any changes to the Capital Plan required by the Regional Director or his designee within fifteen (15) days after receipt of the changes. Thereafter, the Board shall adopt, and the Holding Company shall implement and comply with the revised Capital Plan.

c.     After implementation of the Capital Plan, Management shall prepare monthly variance reports on the Holding Company’s compliance with the Capital Plan within thirty (30) days after the close of each month starting with the month ending May 31, 2009. Such variance

Guaranty Financial Group Inc.

OTS Docket No. H-1072

Order to Cease and Desist

reports shall: (i) detail actual operating versus projected results, (ii) include detailed explanations of any material deviations, and (iii) include a description of the specific corrective actions or measures that have been implemented or are proposed to address the material deviation. A deviation shall be considered material under this Paragraph of the Order when the Holding Company: (i) engages in any material activity, line of business, or operation that is inconsistent with the Capital Plan; (ii) exceeds the level of any activity or growth contemplated in the Capital Plan by more than10 percent; or (iii) falls below or fails to meet the target amounts established in the Capital Plan by more than 10 percent. The Board’s review of the monthly variance reports and evaluation of Management and the Holding Company’s compliance with the elements of the Capital Plan shall be thoroughly documented in the Board meeting minutes. The Holding Company shall submit the Board meeting minutes to OTS within five (5) days of the Board meeting.

d.           Within forty-five (45) days of the date the Association does not meet the core capital ratio of 8.00 percent and a total risk-based capital ratio of 11.00 percent or the Holding Company is not in compliance with its Capital Plan implemented pursuant to Paragraph 2.b of this Order, the Board shall adopt the Contingency Plan and submit the Contingency Plan to the Regional Director for review and written notice of non-objection. The Contingency Plan shall detail the actions to be taken, with specific time frames, to achieve one of the following results by the later of date of receipt of all required regulatory approvals or 60 daysafter the implementation of the Contingency Plan: (i) a merger of the Association with, or acquisition by another federally insured depository institution or holding company thereof; or (ii) a voluntary liquidation of the Association by filing an appropriate application with OTS in conformity with federal laws and regulations. The Holding Company also shall submit the Contingency Plan to OTS within fifteen

Guaranty Financial Group Inc.

OTS Docket No. H-1072

Order to Cease and Desist

(15) days from any request by the Regional Director for a Contingency Plan or an updated Contingency Plan. The Holding Company shall implement the Contingency Plan immediately upon notification by the Regional Director to implement the Contingency Plan.

e. The Holding Company shall provide written status reports to OTS detailing the Holding Company’s actions taken and progress in implementing the Contingency Plan by no later than the 1st and 15th day of each month and until such time as the Association has at least a core capital ratio of 8.00 percent and a total risk-based capital ratio of 11.00 percent and the Holding Company is in compliance with its Capital Plan. The bimonthly status reports shall detail: any contacts with investment bankers, any parties doing due diligence, any offers relating to an acquisition or a merger, the execution of binding letters of intent or purchase agreements, or any other capital raising activities. The Holding Company shall provide to OTS an immediate notification of the termination of negotiations, with any party considering the acquisition of five (5) percent or more of the stock of the Holding Company or the Association or a subordinated debt offering, by no later than one (1) business day after Management becomes aware of such event.

3.	Business Plan.

a. By May 31, 2009, the Holding Company shall approve and submit to OTS for review and written notice of non-objection a written strategic business plan (Business Plan). The Business Plan shall, at a minimum, set forth the Board’s detailed short-term and long-term strategy for: (i) the improvement of capital levels, earnings, and profitability of the holding company enterprise, incorporating the Association’s Strategic Business Plan and the Holding Company’s Capital Plan; (ii) the provision of sufficient capital, taking into consideration the Association’s risk profile, to support the Association’s business strategy and operations, to

Guaranty Financial Group Inc.

OTS Docket No. H-1072

Order to Cease and Desist

absorb and to provide for adequate allowance for loan and lease losses; (iii) the payment of interest payments on trust preferred securities without the reliance on dividends from the Association; and (iv) reimbursement of the Association for expenses paid and services provided by the Association pursuant to a written agreement between the Holding Company and the Association and the payment of consolidated tax payments pursuant to a written agreement with the Association.

b.        The Business Plan also shall include, at a minimum, comprehensive pro-forma earnings, capital, and cash flow projections (incorporating the projections from the Liquidity Contingency Plan adopted pursuant to Paragraph 4 of this Order).

c.         The Holding Company shall make any required modifications to the Business Plan required in writing by the Regional Director or his designee within ten (10) days after receipt. Thereafter, the Board shall adopt and the Holding Company shall immediately implement the revised Business Plan. The Holding Company shall provide to OTS a copy of the revised Business Plan and the Board meeting minutes reflecting the Board’s adoption of the revised Business Plan withinfive (5) daysafter the Board meeting. The Holding Company shall submit any proposed material deviation to the Business Plan to the Regional Director for written notice of non-objection at leastfifteen (15) days prior to implementation. A deviation shall be considered material under this Paragraph when the Holding Company: (i) engages in any material activity, line of business, or operation that is inconsistent with the Business Plan, (ii) exceeds the level of any activity or growth contemplated in the Business Plan by more than10 percent, or (iii) falls below or fails to meet the target amounts established in the Business Plan by more than 10 percent.

Guaranty Financial Group Inc.

OTS Docket No. H-1072

Order to Cease and Desist

d. Within thirty (30) days after the end of the month, beginning with the month ending July 30, 2009, the Holding Company shall provide to OTS monthly variance reports regarding the Holding Company’s compliance with the revised Business Plan.

e.         The Holding Company shall notify OTS regarding any new material event affecting or that may affect the balance sheet or the cash flow of the Holding Company within one (1) business day of such event.

4.	Liquidity.

By May 31, 2009, the Board shall adopt and submit to OTS for written notice of non-objection a liquidity contingency plan setting forth short-term and long-term sources of liquidity and cash flow, both into and out of the Holding Company (Liquidity Contingency Plan). The Liquidity Contingency Plan shall address under various scenarios of stress testing: (a) the payment of the Holding Company’s obligations to the Association for expenses paid by and services provided by the Association, and the payment of consolidated taxes in accordance with a written agreement with the Association; (b) various scenarios under which interest payments on the trust preferred securities may be suspended; (c) the restriction of payment of capital distributions by the Association or its subsidiaries; and (d) the payment of dividends on non-cumulative perpetual preferred stock or other stock issued in conjunction with possible participation in the CPP. The Holding Company shall make any modifications to the Liquidity Contingency Plan required by the Regional Director or his designee within ten (10) days after receipt. Thereafter, the Board shall adopt and the Holding Company shall immediately implement the revised Liquidity Contingency Plan. The Holding Company shall provide to OTS a copy of the revised Liquidity Contingency Plan and the Board meeting minutes reflecting the

Guaranty Financial Group Inc.

OTS Docket No. H-1072

Order to Cease and Desist

Board’s adoption of the revised Liquidity Contingency Plan within five (5) daysafter the Board meeting.

5.	Capital Distributions and Stock Repurchases.

a.          Effective immediately, the Holding Company shall not declare, make, or pay any dividends or other capital distributions or purchase, repurchase or redeem or commit to purchase, repurchase, or redeem any Holding Company’s common or preferred shares without the prior written notice of non-objection of OTS. The Holding Company shall submit its written request for OTS’s non-objection to engage in the transaction set forth in Paragraph 5.a of this Order to OTS at least thirty (30) days prior to the anticipated date of the proposed dividend payment, capital distribution, or stock transaction. The written request for such non-objection shall: (i) contain current and pro forma projections regarding the Holding Company’s capital, earnings, and cash flow and the Association’s capital, asset quality, earnings, and allowance for loan and lease losses, and (ii) set forth documentation that the Association has at least a core capital ratio of 8.00 percent and a total risk-based capital ratio of 11.00 percent and will maintain the capital ratios after the payment of the capital distribution.

b. Effective immediately, the Holding Company or any nonbank subsidiary shall not, directly or indirectly, accept nor request that the Association or any subsidiary thereof make or pay any capital distributions, as that term is defined in 12 CFR § 563.134, or commit to make or pay dividends or any other capital distributions, without the prior written notice of non-objection of OTS. The Holding Company shall submit its written request for such approval to the Regional Director at least thirty (30) days prior to the anticipated date of the proposed dividend payment or capital distribution.

_________________________

  The term “subsidiary” is defined at 12 CFR § 559.2.

Guaranty Financial Group Inc.

OTS Docket No. H-1072

Order to Cease and Desist

6.	Oversight of Association.

Effective immediately, the Holding Company shall ensure the Association’s compliance with applicable laws, rules, regulations, and agency guidance and all the terms of the Order to Cease and Desist issued by OTS against the Association on April ___, 2009.

7.	Limitation of Debt.

a. Effective immediately, the Holding Company and its subsidiaries shall not, directly or indirectly incur, renew, roll over, or issue any debt or debt securities, increase any current lines of credit, guarantee the debt of any entity, or otherwise incur any additional debt; or enter into a commitment for debt without the prior written notice of non-objection of OTS. For purposes of this Paragraph, the term, “debt”, includes, but is not limited to, loans, bonds, cumulative preferred stock, hybrid capital instruments such as subordinated debt or trust preferred securities, and guarantees of debt. For purposes of this Paragraph, the term, “debt,” does not include liabilities incurred in the normal course of business to acquire goods and services and that are normally recorded as accounts payable under generally accepted accounting principles. All written requests for such non-objection to OTS to engage in such debt transactions, at a minimum, shall: (i) describe the purpose of the proposed debt, (ii) set forth and analyze the terms of the proposed debt and covenants, (iii) analyze the Holding Company’s current cash flow resources available to satisfy such debt repayment, and (iv) set forth the anticipated source(s) of repayment of the proposed debt. The Holding Company’s written request for such non-objection shall be submitted to OTS at least thirty (30) days prior to the anticipated date of any such proposed debt issuance, an increase in any current lines of credit, or a guarantee of the debt of any entity.

Guaranty Financial Group Inc.

OTS Docket No. H-1072

Order to Cease and Desist

b. Effective immediately, the Holding Company and its subsidiaries, other than the Association, shall not make a payment (including, but not limited to principal, interest, or fees of any kind) on any existing debt, including, but not limited to trust preferred securities, without the prior written non-objection of OTS. The Holding Company shall submit its written request for such non-objection to OTS at least thirty (30) days prior to the anticipated date of any such proposed payment. All requests, at a minimum, shall contain: (i) current and pro forma projections regarding the Holding Company’s capital, earnings, and cash flow and the Association’s capital, asset quality, earnings, and allowance for loan and lease losses; and (ii) discussion regarding the sources of funds for the proposed payment.

8.	Employment Contracts and Compensation Arrangements.

Effective immediately, the Holding Company shall not enter into, renew, extend, or revise any contractual arrangement related to compensation or benefits with any director or officer of the Holding Company, unless it first provides OTS with not less than thirty (30) days prior written notice of the proposed transaction. The notice to OTS shall include a copy of the proposed employment contract or compensation arrangement, or a detailed written description of the compensation arrangement to be offered to such director or officer, including, but not limited to all benefits and perquisites. The Board shall ensure that any contract, agreement, or arrangement submitted to OTS fully complies with the requirements of 12 CFR Part 359, 12 CFR §§ 563.39 and 563.161(b), and 12 CFR Part 570–Appendix A.

9.	Management Changes.

Effective immediately, the Holding Company shall comply with the prior notification requirements for changes in directors and senior executive officers as set forth in 12 CFR Part 563, Subpart H.

Guaranty Financial Group Inc.

OTS Docket No. H-1072

Order to Cease and Desist

10.	Severance and Indemnification Payments.

Effective immediately, the Holding Company shall not make any golden parachute payment or prohibited indemnification payment unless, with respect to each such payment, the Holding Company has complied with the requirements of 12 CFR Part 359 and as to indemnification payments, 12 CFR § 545.121.

11.	Compliance.

a.        Within thirty (30) days after the end of each month, beginning with the month ending April 30, 2009, the Board of the Holding Company shall adopt a board resolution (Compliance Resolution): (i) formally resolving that the Board conducted a diligent inquiry of relevant information (including reports from Management) regarding compliance with the Order during the immediately preceding month; (ii) detailing the compliance with the provisions of this Order; (iii) identifying each instance of noncompliance; and (iv) setting forth, in detail, additional corrective actions or steps adopted or required by the Board to address each instance of noncompliance. Within five (5) days of the meeting of the Board at which the Compliance Resolution was adopted, the Holding Company shall provide to OTS a certified copy of each Compliance Resolution and any compliance reports from Management that were reviewed during the Board meeting.

b.         Nothing contained herein shall diminish the responsibility of the Board of the Holding Company to ensure the Holding Company’s compliance with the provisions of this Order.

12.	Effective Date, Incorporation of Stipulation.
This Order is effective on the Effective Date as shown on the first page. The Stipulation is made a part hereof and is incorporated herein by this reference.

_________________________

 The term “golden parachute payment” is defined at 12 CFR § 359.1(f).

 The term “prohibited indemnification payment” is defined at 12 CFR § 359.1(l).

Guaranty Financial Group Inc.

OTS Docket No. H-1072

Order to Cease and Desist

13.	Duration.

This Order shall remain in effect until terminated, modified or suspended, by written notice of such action by OTS, acting by and through its authorized representatives.

14.	Time Calculations.

a.              Calculation of time limitations for compliance with the terms of this Order run from the Effective Date and shall be based on calendar days, unless otherwise noted.

b.              The Regional Director may extend any of the deadlines set forth in the provisions of this Order upon written request by the Holding Company that includes reasons in support for any such extension. Any OTS extension shall be made in writing.

15.	Submissions and Notices.

a.              All submissions, including progress reports, to OTS that are required by or contemplated by this Order shall be submitted within the specified timeframes.

b.              Except as otherwise provided herein, all submissions, requests, communications, consents or other documents relating to this Order shall be in writing and sent by first class U.S mail (or by reputable overnight carrier, electronic facsimile transmission or hand delivery by messenger) addressed as follows:

(i)	To OTS:
Regional Director
Attn: Assigned Assistant Director
Office of Thrift Supervision
225 E. John Carpenter Freeway, Suite 500
Irving, Texas 75062-2326
Fax No.: (972) 277-9501

(ii)	To the Holding Company:
Attn: John T. Stuart III, Chairman and CEO
Guaranty Financial Group Inc.
8333 Douglas Avenue
Dallas, Texas 75225
Fax No.: (214) 360-8693

Guaranty Financial Group Inc.

OTS Docket No. H-1072

Order to Cease and Desist

16.	No Violations Authorized.

Nothing in this Order or the Stipulation shall be construed as allowing the Holding Company, its Board, officers, or employees to violate any law, rule, or regulation.

IT IS SO ORDERED.

OFFICE OF THRIFT SUPERVISION

/s/ C.K. Lee

By:______________________________

C.K. Lee
Regional Director, Western Region

Date: See Effective Date on page 1

Guaranty Financial Group Inc.

OTS Docket No. H-1072

Order to Cease and Desist